Exhibit 10.3

ThermoEnergy Corporation
124 West Capitol Avenue
Little Rock, Arkansas 72201

February 25, 2009

Babcock-Thermo Carbon Capture LLC
c/o Babcock Power Inc.
Attention: William J. Ferguson, Jr., Vice President Administration & General Counsel
One Corporate Place
55 Ferncroft Road
Danvers, MA 01923

Babcock Power Development, LLC
c/o Babcock Power Inc.
Attention: William J. Ferguson, Jr., Vice President Administration & General Counsel
One Corporate Place
55 Ferncroft Road
Danvers, MA 01923

Re:  Agreement to Indemnify Certain Members of Babcock - Thermo Carbon
Capture LLC (the “Company”)

To Whom It May Concern:

Reference is hereby made to the Limited Liability Company Agreement of the Company (the “Agreement”), dated as of February 25, 2009, by and among Babcock Power Development, LLC, a Delaware limited liability company (“Babcock”), and ThermoEnergy Power Systems, LLC, a Delaware limited liability company (“TEPS”).  Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

The undersigned hereby acknowledges and agrees that it is the Member Parent of TEPS.

In accordance with Section 7.07(C) of the Agreement, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member Parent agrees it will indemnify and hold harmless the Company, the Members (other than TEPS) and their respective Affiliates against any damage or loss incurred by the Company and/or such Members and/or their respective Affiliates by reason of TEPS’ fraud, gross negligence or intentional misconduct with respect to the Company and/or any Company Property.

The undersigned hereby confirms that it has delivered to Babcock and the Company a true and correct copy of the Employment Agreement, by and between the undersigned and Alexander G. Fassbender, dated as of November 18, 1998, as amended by the Amendment to Employment Agreement, dated as of November 20, 1998, and as further amended by the Amendment to Employment Agreement, dated as of February 20, 2009 (such Employment Agreement and Amendments, collectively, the “Employment Agreement”), and the Employment Agreement remains in full force and effect on the date hereof.  In addition, the undersigned hereby agrees that the Company and Babcock are intended third party beneficiaries of Section 5.05 of the Employment Agreement, and shall be entitled to enforce directly the provisions of Section 5.05 of the Employment Agreement as it relates to the Company.  The undersigned hereby agrees that it will not amend or terminate, or waive compliance with, Section 5.05 of the Employment Agreement with respect to the business of the Company, without the Company’s prior written consent.

This letter is a Related Agreement for purposes of the Agreement and the Dispute Resolution Agreement.

Very truly yours,
THERMOENERGY CORPORATION

By:	/s/ Dennis C. Cossey
Name: Dennis C. Cossey
Title: Chairman and CEO

Accepted:	Accepted:
BABCOCK-THERMO CARBON CAPTURE LLC	BABCOCK POWER DEVELOPMENT, LLC

By: /s/ E N Balles	By: /s/ E N Balles
Name:	Name:
Title:	Title: